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                                  EXHIBIT 21.1

                           Subsidiaries of the Company


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Subsidiary                                                                             State of Incorporation
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

Associated Suppliers, Inc.                                                                     Oregon
Atlantic Industrial Supply Co., Inc.                                                        Massachusetts
Austin Ford Logan, Inc.                                                                       New York
B&J Industrial Supply Company                                                                Washington
Buford Bros., Inc.                                                                            Tennessee
Cardinal Machinery, Inc.                                                                      Tennessee
Cramer Industrial Supplies, Inc.                                                              New York
The Distribution Group, Inc.                                                                   Georgia
Dynamic Tool & Abrasives, Inc.                                                                Michigan
E.C. Blackstone Company                                                                        Georgia
Hawley Industrial Supplies, Inc.                                                             Connecticut
IDG-Mexico, Inc.                                                                               Georgia
IDG Real Properties, Inc.                                                                      Georgia
Industrial Distribution Group - California, Inc.                                             California
The Innovative Distributor Group, Inc.                                                          Ohio
J.J. Stangel Co.                                                                              Wisconsin
L.D. Supply, Inc.                                                                              Georgia
Mel's Industrial Supplies, Inc.                                                              California
The New England Group Industrial Distributors, Inc.                                         New Hampshire
Northern Tool & Supply, Inc.                                                                  Michigan
Petry & Morrow, Inc.                                                                        Pennsylvania
Refco, Inc.                                                                                    Georgia
Shearer Industrial Supply Co.                                                               Pennsylvania
Tri-Star Industrial Supply, Inc.                                                              Missouri
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